                                                               EXHIBIT (a)(1)(C)

                               WOLOHAN LUMBER CO.

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer if certificates evidencing shares of common stock, $1.00 par value per share, of Wolohan Lumber Co., a Michigan corporation, are not immediately available, or if the procedure for book-entry transfer described in the Offer to Purchase dated August 7, 2001 and the related Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the offer, cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an Agent's Message in the case of a book-entry transfer (as defined in the Offer to Purchase) or the specific acknowledgement in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility (as defined in the Offer to Purchase), and any other required documents, to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

     This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                         REGISTRAR AND TRANSFER COMPANY

           By Mail:                By Overnight Delivery:             By Hand Delivery:
Registrar and Transfer Company Registrar and Transfer Company  c/o The Depository Trust Company
      10 Commerce Drive              10 Commerce Drive               Transfer Agent Drop
      Cranford, NJ 07016             Cranford, NJ 07016             55 Water St. 1st Floor
                                                                   New York, NY 10041-0099

                     Facsimile Transmission: (908) 497-2311

      Confirm Receipt of Facsimile by Telephone: (908) 497-2300, Ext. 2556

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO WOLOHAN WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned tenders to Wolohan Lumber Co. ("Wolohan") at the price per share of $15.00, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. All shares tendered and purchased will include the associated common stock purchase rights issued pursuant to the Rights Agreement dated as of February 16, 2000 between Wolohan and Registrar and Transfer Company, as rights agent, and, unless the context otherwise requires, all references to shares include the associated common stock purchase rights.

            NUMBER OF SHARES TO BE TENDERED:                SHARES.

ODD LOTS

     To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares. The undersigned either (check one box):

[ ] is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

[ ] is a broker, dealer, commercial bank, trust company, or other nominee that
    (a) is tendering for the beneficial owner(s) of shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each person was the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

CONDITIONAL TENDER

     A tendering shareholder may condition his or her tender of shares upon Wolohan purchasing a specified minimum number of the shares tendered, all as described in the Offer to Purchase, particularly in Section 6. Unless at least the minimum number of shares you indicate below is purchased by Wolohan pursuant to the terms of the offer, none of the shares tendered by you will be purchased. It is the tendering shareholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

[ ] The minimum number of shares that must be purchased, if any are purchased
    is:                shares.

           Check only one box. If more than one box is checked or if no box is checked, the shares will not be properly tendered.

Signature(s):
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Name(s) of Record Holder(s):
                          ------------------------------------------------------
                              Please Type or Print

Certificate Nos.:
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Address:
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                                                                        Zip Code

Daytime Area Code and Telephone No.:
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Date:
------------------------------ , 2001

If shares will be delivered by book-entry transfer, provide the following information:

Account Number:
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                                   GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary's account at the Book-Entry Transfer Facility, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an Agent's Message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility, and any other required documents, all within three (3) Nasdaq Stock Market trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the Eligible Institution.

                       Name of Firm:
                                    --------------------------------------------

                       Address:
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                       Zip Code:
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                       Area Code and Telephone No.:
                                                 -------------------------------

                       Authorized Signature
                                           -------------------------------------

                       Name:
                             ---------------------------------------------------

                       Please Print:
                                    --------------------------------------------

                       Title:
                              --------------------------------------------------

Date:
     ---------------- , 2001

Note: Do not send share certificates with this form. Certificates for shares should be sent with the Letter of Transmittal.

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